                            VECTRA TECHNOLOGIES

                                 EXHIBIT 11
                      COMPUTATION OF PER SHARE EARNINGS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                   FISCAL YEARS ENDED
                                        ---------------------------------------
                                        DECEMBER 31,   JANUARY 1,  DECEMBER 31,
                                           1995          1995         1993
                                        ---------------------------------------
PRIMARY
  Weighted average shares outstanding      7,840         7,802         5,909
  Net effect of dilutive stock
  options - based on the treasury
  method using average market price           --            --            --
                                        --------       -------         -----

  TOTAL                                    7,840         7,802         5,909

Net loss                                $(12,213)      $(5,325)        $(546)
                                        --------       -------         -----
                                        --------       -------         -----
Net loss per share                      $  (1.56)      $  (.68)        $(.09)
                                        --------       -------         -----
                                        --------       -------         -----




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